Exhibit 99.2

Shareholder Update May 2012

2 Forward - Looking Statements Certain statements in this press release and other written or oral statements made by or on behalf of us are "forward - looking statements" within the meaning of the federal securities laws . Statements regarding future events and developments and our future performance, as well as management's expectations, beliefs, plans, estimates or projections relating to the future, are forward - looking statements within the meaning of these laws . Forward looking statements include, without limitation, statements regarding future sales and contracting activity, projected fuel escalators and all guidance figures . These forward - looking statements are subject to a number of risks and uncertainties . These risks and uncertainties include, but are not limited to, the following : our cash flows, results of operation or financial condition ; the consummation of acquisition, disposition or financing transactions and the effect thereof on our business ; our ability to successfully integrate International Resource Partners LP and its related entities (IRP) ; governmental policies, regulatory actions and court decisions affecting the coal industry or our customers’ coal usage ; legal and administrative proceedings, settlements, investigations and claims ; our ability to obtain and renew permits necessary for our existing and planned operation in a timely manner ; environmental concerns related to coal mining and combustion and the cost and perceived benefits of alternative sources of energy ; inherent risks of coal mining beyond our control, including weather and geologic conditions or catastrophic weather - related damage ; our production capabilities ; availability of transportation ; our ability to timely obtain necessary supplies and equipment ; market demand for coal, electricity and steel ; competition ; our relationships with, and other conditions affecting, our customers ; employee workforce factors ; our assumptions concerning economically recoverable coal reserve estimates ; future economic or capital market conditions ; our plans and objectives for future operations and expansion or consolidation ; and the other risks detailed in our reports filed with the Securities and Exchange Commission (SEC) . Management believes that these forward - looking statements are reasonable ; however, you should not place undue reliance on such statements . These statements are based on current expectations and speak only as of the date of such statements . We undertake no obligation to publicly update or revise any forward - looking statement, whether as a result of future events, new information or otherwise . Note : Adjusted EBITDA as used in this Presentation is defined in the Company’s Press Release, which, along with this Presentation, was filed on May 3 , 2012 with the SEC on Form 8 - K .

3 Agenda ● Operations Review ● Opening Comments ● Market Review ● Miscellaneous

4 Opening Comments Summary • Adjusted EBITDA of $29.7 Million; Capital Expenditures of $22.9 Million; Cash Interest Payments of $3.6 Million • Withdrawing Guidance for 2012 Capital Expenditures of $125 Million • Maintaining a Strong Balance Sheet With Available Liquidity of $208.5 Million • Reached Agreements to Ship 701,000 Tons of Thermal/Industrial (≈ 1/3) and Metallurgical Coal (≈ 2/3) in 2012 at an Average Sales Price of $100.02

5 Agenda ● Operations Review ● Opening Comments ● Market Review ● Miscellaneous

6 Operations Review Safety ● Company Wide NFDL (Non - Fatal Days Lost) Rate Remained Strong at 1.68 ● Five New MSHA Initiatives for 2012 − Dust − Proximity Detection Systems − Pattern of Violations − Examination of Work Areas − Rules to Live By III – Focusing on Surface Operations

7 Operations Review Central Appalachia ● Reducing Production to Match Shipments When Necessary ● Continuing to Adjust the Mine Portfolio to Maximize Met Production and Conserve Capital ● Cash Costs at Thermal and Met Mines are Within Historical, and Expected, Range

8 Operations Review Midwest ● Reducing Production to Match Shipments When Necessary ● Shipped First Trains by Rail From New Log Creek Loadout ● Adjusted Several Surface Mine Plans to Work Around Corp. of Engineers Permitting Issues

9 Agenda ● Operations Review ● Opening Comments ● Market Review ● Miscellaneous

10 Demand Metallurgical Coal Supply ● India is a Little Better than 2011 ● U.S. is a Little Better than 2011 ● Europe and Brazil are a Little Weaker than 2011 ● International Supply Vulnerable to Shocks ● U.S. Supply Still in Excess

11 (210) (160) (110) (60) (10) Publicly Announced Cuts (Annualized) Consensus Required Cuts (Annualized) Estimated March Cuts (Annualized) Estimated April Cuts Based on Railcar Loadings (Annualized) ≈65M ≈100M ≈210M ≈140M Q: How Much U.S. Coal Production Has Been Cut? Market Review ● Industry Production Cuts Accelerated Dramatically Beginning in Early March ● The Large Build in Supplier Inventories Has Already Occurred Source: Various company filings, transcripts, news sources and AAR reports

Conventional Gas Wells Shale 12 Q: What Could Happen To The Natural Gas Markets? Market Review Natural Gas Rig Count 1,606 613 Jan 2006 Current 2 Year Decline in Gas Production Per Well Production Decline Curves 36% 86% Price Volatility May Increase, Not Decrease, Due to Falling Rig Counts and Steep Decline Curves in Shale Wells Source: Baker Hughes Weekly Rig Counts, various company presentations and filings

13 Agenda ● Operations Review ● Opening Comments ● Market Review ● Miscellaneous

Miscellaneous 14 Upcoming Investor Conferences and Meetings (Webcast May be Accessed at www.jamesrivercoal.com) June 19, 2012 Raymond James 4 th Annual Coal Investors Conference New York 2nd Quarter Report – Early August

15 Question and Answer Session